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                                     Exhibit
                                    Item 16-4j

                              Consulting Agreement

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                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made and entered into by and between Power Source, Corporation and John Canullo (hereinafter referred to as "Consultant") on the day of August 1, 1998.

     WHEREAS, the Company desires to hire John Canullo to perform Consulting Services within Independent Sales Organizations, and

     WHEREAS, the Consultant hereby accepts the appointment and covenants with the Company that it will faithfully perform the duties specified hereinafter, and

The duties of the Consultant shall be performed subject to the terms and conditions set forth herein and subject to the lawful supervision of the Company and subject to such guidelines, limitations and statements of policy as the Company may from time to time adopt.

The duties and responsibilities of the Consultant shall include the following:

     a. To serve as the Principal Representative of the Company and Management Consultant to the Independent Sales Organizations (ISO), appointed by the Company in the relation to purchasing of certain company's territories.

     b. To oversee,  manage,  instruct and coordinate the diverse  activities of
the  ISO's  including,   without   limitation,   its  depositories,   insurance,
accountants, investors and others.

     c. To cause to be maintained and to keep available for review, such corporate records and books of ISO's accounts related to the Company's business, such records and books will provide a true, complete, and current record of the ISO's financial condition at all times and to submit a statement and other information received from the ISO's investment records to the auditors of the Company.

     d. To provide such periodical advice and recommendation(s) as may be necessary or appropriate in order that the ISO's and the Company may obtain the benefit of the expertise and knowledge of the Consultant.

     e. To provide such periodical training to the ISO, related to the Company business.

     f. To coordinate, schedule and arrange meetings of the Board of Directors of the Company and ISO.

     g. To maintain complete and proper original and duplicate copies of any and all transactions, regardless of nature, that ISO conducts for and on behalf of the Company, including, but not limited to, financial, statistical and sales records.

     h. To participate in the negotiation, preparation and execution and delivery of contracts and agreements relating to the ISO and Company business.


     i. To cause the prompt wiring of or authorization of proper fund transfer, from ISO to the Company account.

     j. The Manager shall insure that ISO will conduct it's business in accordance with rules and regulations set forth in the executed agreement between the ISO and Company.


     THEREFORE, the parties agree as follows:

     1. The Company will grant Consultant writes of the Evaluation Material access to the Documents requested by Consultant. Documents and information obtained through meetings and telephone conversations, whether or not reduced to writings, are referred to in this Agreement as "Confidential Information".

     2. Consultant acknowledges that this Agreement creates a confidential relationship between the parties and agrees that the Confidential Information furnished to the Consultant is for the sole and exclusive use of the Consultant and its agents in order to analyze the information relevant to the preparation of the Evaluation Material.



     2.1 Consultant agrees that it will not use, publish or disclose to any third party, at any time, any Confidential Information without the prior written consent of an officer or counsel of the Company. Consultant agrees that all tangible objects contained in or relating to Confidential Information are the sole and exclusive property of the Company. Upon the Company's request, Consultant will return to the Company all Confidential Information in its possession. Additionally, Consultant agrees not to retain any copies of the Confidential Information as provided for by the terms of this Agreement.

     3. Consultant agrees that if it is required by law or ordered by a governmental or judicial body to release Confidential Information received pursuant to this Agreement, Consultant will attempt to notify the Company prior to such release to allow the Company to contest the release.

     3.1 This Agreement shall not apply to any data, information, item or other matter which is in the public domain at the time of disclosure to the Consultant or which is disclosed to the party as a matter of right by a third party, or which passes into the public domain by acts other than the unauthorized acts of the Consultant from a source other than the unauthorized acts of the Consultant or which is in the rightful possession of the Consultant from a source other than the Company or its affiliate entities at the time of the disclosure by the Company.

     4. In performing its obligations under this Agreement, Consultant shall employ procedures consistent with procedures used by Consultant to protect its own confidential data, proprietary information, and trade secrets. Consultant shall impose upon each employee to whom such Confidential Information is imparted, the obligation not to disclose information, during or subsequent to his employment by Consultant to any person, firm or corporation which does not otherwise have access to the information.

     5. This constitutes the entire agreement between the parties concerning the information provided by the Company in order for Consultant to prepare an
Evaluation Material and this Agreement supersedes any and all prior understandings between the parties concerning the information requested.

     6. This Agreement shall be construed under and in accordance with the laws of the State of California and all obligations of the parties created through this Agreement are performable in Los Angeles, California.

     7. The COMPANY and Consultant are independent contractors. Neither the COMPANY nor Consultant shall make any agreements, representations, or warranties in the name of or on behalf of the other and neither the COMPANY nor Consultant shall be obligated by or have any liability under any agreements, representations or warranties made by the other nor shall the COMPANY be obligated for any damages to any person or property directly or indirectly arising out of Consultant business, whether caused by Consultant or Company negligent or willful action or failure to act. The COMPANY shall have no liability for any sales, use, excise, income, property or other taxes levied upon the Consultant in connection with his business. Consultant agrees to indemnify the COMPANY against and to reimburse the COMPANY for all such obligations, damages and taxes for which it is held liable and for all costs, reasonably incurred by the COMPANY in the defense of any such claim bought against it or in any action in which it is named as a party, including without limitation reasonable attorneys fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses. The COMPANY shall have the right to defend any such claim against it.

     8. Neither the Consultant or Company have directly or indirectly, dealt with anyone acting as a broker, agent, finder or in a similar capacity, or has incurred any obligation for any brokerage, finders or similar fee or commission in connection with this Agreement or any of the transactions contemplated hereby, except as described in this Agreement.

     9. Compensation to Consultant. Consultant shall be compensated by the following schedule for each territory funded by ISO and payable after all the funds received by the Company and only for those ISO's that he provides services to, as per this agreement ;

a).   1-2 Territories sold      Compensation $5,000.00 for each territory
b).   3-5 Territories sold      Compensation $3,500.00 for each territory
c).   6-10 Territories sold     Compensation $2,500.00 for each territory

ACCEPTED:                                                      ACCEPTED:
POWERSOURCE, CORP.

BY:  /ss/ Illya Bond                              By: /ss/ John Canullo
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       Illya Bond                                          John Canullo